                                 SYNC RESEARCH, INC.

                        CHANGE OF CONTROL SEVERANCE AGREEMENT


     This Change of Control Severance Agreement (the "AGREEMENT") is made and entered into by and between Gregorio Reyes (the "CONSULTANT") and Sync Research, Inc., a Delaware corporation (the "COMPANY"), effective as of October 24, 1997.

                                       RECITALS

     A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control.
The Board of Directors of the Company (the "BOARD") recognizes that such consideration can be a distraction to the Consultant and can cause the Consultant to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Consultant, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

     B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Consultant with an incentive to continue his or her employment and to motivate the Consultant to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

     C. The Board believes that it is imperative to provide the Consultant with certain benefits upon Consultant's termination of provision of services as a consultant or director following a Change of Control that provide the Consultant with enhanced financial security and incentive and encouragement to the Consultant to remain with the Company notwithstanding the possibility of a Change of Control.

     D. Certain capitalized terms used in the Agreement are defined in Section 6 below.

     The parties hereto agree as follows:

     1. TERM OF AGREEMENT. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

     2. AT-WILL EMPLOYMENT. The Company and the Consultant acknowledge that the Consultant's provision of services is and shall continue to be at-will, as defined under applicable law. If the Consultant's consultancy or directorship terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Consultant shall not be entitled to any benefits, damages, awards or compensation other than as may otherwise be available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

     3.   SEVERANCE BENEFITS.

          (a) TERMINATION FOLLOWING A CHANGE OF CONTROL. If the Consultant's consultancy or directorship terminates as a result of Involuntary Termination other than for Cause at any time within 12 months following a Change of Control, then 100% of the unvested portion of any stock option or restricted stock then held by the Consultant shall automatically be accelerated in full so as to become completely vested; PROVIDED, HOWEVER, that if such potential vesting acceleration would cause a contemplated Change of Control transaction that was intended to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles, as determined by the Company's independent public accountants (the "Accountants") prior to the Change of Control, Consultant's stock options and restricted stock shall not have their vesting so accelerated.

          (b) VOLUNTARY RESIGNATION; TERMINATION FOR CAUSE. If the Consultant's consultancy or directorship terminates by reason of the Consultant's voluntary resignation (and is not an Involuntary Termination), or if the Consultant is terminated for Cause, then the Consultant shall not be entitled to receive any benefits except for those (if any) as may then be established under the Company's then existing and applicable severance and benefits plans and practices or pursuant to other agreements with the Company.

          (c) DISABILITY; DEATH. If the Company terminates the Consultant's consultancy or directorship as a result of the Consultant's Disability, or such Consultant's consultancy or directorship is terminated due to the death of the Consultant, then the Consultant shall not be entitled to receive any benefits except for those (if any) as may then be established under the Company's then existing and applicable severance and benefits plans and practices or pursuant to other agreements with the Company.

          (d) TERMINATION APART FROM CHANGE OF CONTROL. In the event the Consultant's consultancy or directorship is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve-month period following a Change of Control, then the Consultant shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing and applicable severance and benefits plans and practices or pursuant to other agreements with the Company.

     4. ATTORNEY FEES, COSTS AND EXPENSES. The Company shall promptly reimburse Consultant, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by the Consultant in connection with any action brought by Consultant to enforce his or her rights hereunder. In the event Consultant is not the prevailing party, determined without regard to whether or not the action results in a final judgment, Consultant shall repay such reimbursements.

     5. DEFINITION OF TERMS. The following terms used in this Agreement shall have the following meanings:

          (a) CAUSE. "CAUSE" shall mean (i) gross negligence or willful misconduct in the performance of the Consultant's duties to the Company; (ii) a material and willful violation of any federal or state law; (iii) refusal or failure to act in his capacity as a consultant in accordance with any specific direction or order of the Company;
(iv) commission of any act of fraud with respect to the Company; or
(v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined by the Board of Directors of the Company other than Consultant.

          (b) CHANGE OF CONTROL. "CHANGE OF CONTROL" means the occurrence of any of the following events:

               (i) The stockholders of the Company approve an agreement for the sale of all or substantially all of the assets of the Company; or

               (ii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iii) Completion of a tender or exchange offer or other transaction or series of transactions resulting in less than a majority of the outstanding voting shares of the surviving corporation being held, immediately after such transaction or series of transactions, by the holders of the voting shares of the Company outstanding immediately prior to such transaction or series of transactions.

          (c) DISABILITY. "DISABILITY" shall mean that the Consultant has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Consultant or the Consultant's legal representative and acceptable to the Company or its insurers (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Consultant's consultancy or directorship. In the event that the Consultant resumes the performance of substantially all of his or her duties hereunder before the termination of his or her consultancy or directorship becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

          (d)  INVOLUNTARY TERMINATION.  "INVOLUNTARY TERMINATION" shall mean
(i) without the Consultant's express written consent, the significant reduction of the Consultant's duties, authority or responsibilities, relative to the Consultant's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Consultant of such reduced duties, authority or responsibilities; (ii) without the Consultant's express written consent, a substantial reduction, without good business reasons, of the facilities and prerequisites (including office space and location) available to the Consultant immediately prior to such reduction; (iii) a reduction by the Company in the base pay of the Consultant as in effect immediately prior to such reduction; (iv) the relocation of the Consultant to a facility or a location more than thirty (30) miles from the Consultant's then present location, without the Consultant's express written consent; (v) any purported termination of the Consultant by the Company as a consultant or director which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; (vi) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7(a) below; or (vii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Consultant.

          (e) TERMINATION DATE. "TERMINATION DATE" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Consultant (provided that the Consultant shall not have returned to the performance of the Consultant's duties on a full-time basis during such thirty (30)-day period), (ii) if the Consultant's consultancy or directorship is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Consultant notice of termination, the Consultant notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Consultant, the date on which the Consultant delivers the notice of termination to the Company.

     6.   SUCCESSORS.

          (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.

          (b) CONSULTANT'S SUCCESSORS. The terms of this Agreement and all rights of the Consultant hereunder shall inure to the benefit of, and be enforceable by, the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7.   NOTICE.

          (a) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Consultant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Consultant as a result of a voluntary resignation and any Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Consultant to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Consultant hereunder or preclude the Consultant from asserting such fact or circumstance in enforcing his or her rights hereunder.

     8.   MISCELLANEOUS PROVISIONS.

          (a) NO DUTY TO MITIGATE. The Consultant shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Consultant may receive from any other source.

          (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Consultant and by an authorized officer of the Company (other than the Consultant). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) WHOLE AGREEMENT. This Agreement represents the entire agreement between the Consultant and the Company with respect to the matters set forth herein. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

          (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that state.

          (e) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (f) WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes, if applicable.

          (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.




                  THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.


COMPANY:                                SYNC RESEARCH, INC.

                                        By:
                                            -------------------------------

                                        Title:
                                               ----------------------------




CONSULTANT:                             Signature:
                                                   ------------------------

                                        -----------------------------------
                                        Gregorio Reyes